Exhibit 4.7

                       The KMOS Semi-Custom Designs, Inc.
                      1990 Non-Qualified Stock Option Plan


     1. Purpose. The purpose of this Plan is to strengthen KMOS Semi-Custom Designs, Inc. (the "Company"), by providing additional means of retaining and attracting competent management personnel and key independent contractors, and by providing to participating key employees and independent contractors added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company. The Plan seeks to accomplish these purposes and results by providing a means whereby such key persons may purchase shares of the Company pursuant to options.

     2. Administration. This Plan shall be administered by a committee (the "Committee") consisting of members selected by, and serving at the pleasure of, the Board of Directors of the Company (the "Board"). Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or to the written consent of a majority, of its members. Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, and to define the terms used therein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive. Subject to the express provisions of the Plan, the Committee shall determine from the eligible class the individuals who shall receive options, and the terms and provisions of the options (which need not be identical); provided, however, that all grants of options shall be by the Board.

     3. Participation. Key employees and independent contractors of the Company or of any subsidiary corporation shall be eligible for selection to participate in the Plan; provided, however, that members of the Committee shall not, while members of the Committee, be eligible to receive the grant of options under the Plan. In no event, however, may any independent contractor participate in the Plan if such participation is (a) prohibited, or (b) restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such independent contractor is resident under the relevant securities laws of that jurisdiction. Provided Always That in the case of (b) above, the relevant independent contractor's participation in the Plan may be effected at the absolute discretion of the Committee if compliance with the relevant securities requirements of the jurisdiction in which such independent contractor is resident is not impractical (having regard to the nature of those requirements) and would not involve undue expense. An individual who has been granted an option may, if otherwise eligible, be granted an additional option or options if the Board shall so determine.

     4.  Shares  Subject to the Plan.  Subject to  adjustments  as  provided  in
Section 11 hereof, the shares to be offered under the Plan shall be shares of the Company's authorized but unissued ordinary shares (hereinafter called "Shares") and the aggregate amount of stock to be delivered upon the exercise of all options granted under the Plan shall not exceed Five Hundred Thousand Shares (500,000), subject to adjustment as set forth in Section 11 of this Plan. If any option granted hereunder shall expire or terminate for any reason without having been fully exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of this Plan. Subject to the general limitations contained in this Plan, the Board may make any adjustment in the exercise price, the number of shares subject to, or the term of an option by cancellation of an outstanding option and a subsequent regranting of an option, amendment, or substitution, or regrant may have an exercise price which is higher or lower than the prior option, provide for a greater or lesser number of shares subject to the option, or a longer or shorter term than the prior option.

     5. Option Price. The purchase price of Shares covered by each option shall be determined by the Committee Provided That in no event shall the purchase price per share be less than the par value of a share The purchase price of any shares purchased shall be paid in full in cash or by check at the time of each purchase.

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     6.  Option  Period.  Each option and all rights or  obligations  thereunder shall expire on such date as the Committee or the Board shall determine, but not later than the seventh (7th) anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided.

     7. Exercise of Options. Each person to whom an option is granted must agree, at the request of the Company, to remain either (i) in the continuous employ of the Company or a subsidiary or parent corporation or (ii) under written or oral contract to perform services as an independent contractor for the Company or a subsidiary or parent corporation, following the date of the granting of the option for a period to be determined by the Committee and then included in the specific Stock Option Agreement to be executed with each option holder. Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any employee or independent contractor any right to continue in the employ of the Company or of any subsidiary or parent, corporation or constitute any contract or agreement of employment or independent contract or interfere in any way with the right of the Company or any subsidiary or parent corporation to reduce such person's compensation from the rate in existence at the time of the granting of an option or to terminate such person's employment or other contractual relationship, but nothing contained herein or in any option agreement shall affect any contractual rights of an employee or independent contractor.

     Each option shall become exercisable and the total number of shares subject thereto shall be purchasable, in such installments, which need not be equal, as the Committee shall determine; provided, however, that if the holder of an option shall not in any given installment period purchase all of the shares that such holder is entitled to purchase in such installment period, such holder's right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of such holder's option. No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. No less than 10 shares may be purchased at one time unless the number purchased is at the time the total number available for purchase under the option.

     The option holder shall have the right to receive property at the time of exercise of the option so long as the property is subject to inclusion in income under Internal Revenue Code Section 83.

     8. Nontransferability of Options. An option granted under this Plan shall, by its terms, be non-transferable by the option holder other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the option holder.

     9. Termination of Employment or Independent Contractor Relationship. If the option holder ceases to be employed by or ceases to be an independent contractor of the Company or any subsidiary or parent, because of discharge for cause, such holder's option shall expire concurrently with such discharge for cause. The term "cause" as used herein with respect to the discharge by the Company of any option holder, shall mean failure by such option holder to perform in a satisfactory manner such holder's duties as an employee or independent contractor of the Company, as determined by the Board in its discretion, or conduct on the part of such option holder which the Board, in good faith shall determine would reflect to seriously upon the public reputation of the option holder, if such conduct became publicly known, as to prejudice substantially the Company's interests is such option holder were retained as an employee or independent contractor of the Company or any subsidiary or parent. If the option holder ceases to be employed by or ceases to be an independent contractor of the Company or any subsidiary or parent, for any reason other than death or discharge for cause, such holder's option shall, subject to earlier termination pursuant to Section 6, expire as may be provided in the option.

     10. Death of Employee. If any option holder dies while employed by or under contract to the Company or any subsidiary or parent, or during the period referred to in Section 9 hereof, such holder's option shall, subject to earlier termination pursuant to Section 6, expire one year after the date of such death (or after such shorter period as may be provided in the option), and during such period after such death such option may, to the extent that installments, if any, had accrued as of the date of the termination of such holder's employment, be exercised by the

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person or persons to whom the option holder's rights under the option shall pass by will or by the applicable laws of descent and distribution. In no event, however, shall any such option be exercisable after the specified expiration date of the option term.

     11. Adjustments Upon Changes in Capitalization. If the outstanding shares of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an adjustment to the options granted pursuant to this Plan shall either be made or not made, said determination to be made by the Committee and included in the specific Stock Option Agreement to be executed with each option holder.

     Upon  the   dissolution  or   liquidation   of  the  Company,   or  upon  a
reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property of the Company to another corporation, this Plan shall terminate, unless provision be made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices.

     12. Amendment and Termination. The Board may at any time suspend, amend, or terminate this Plan and may, with the consent of an option holder, make such modifications of the terms and conditions of such holder's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension, or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

     13. Time for Granting of Options. The granting of an option pursuant to this Plan shall take place at the time of the Committee's action, as described in the second paragraph of Section 3 hereof; provided, however, that if the appropriate resolutions of the Committee indicate that an option is to be granted as of and at some future date, the date of grant shall be such future date. In the event action by the Committee is taken by unanimous written consent of its members, the action of the Committee shall be deemed to be at the time the last member signs the consent.

     14. Privileges of Share Ownership; Nodistributive Intent. The holder of an option shall not be entitled to the privilege of share ownership as to any shares not actually issued and delivered to him. Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the shares issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, the option holder shall represent and warrant in writing to the Company that the shares purchased are not being acquired with a view to the distribution thereof. No shares shall be issued upon the exercise of any option unless and until any then applicable requirements of the Securities and Exchange Commission, the California Commissioner of Corporations, or other regulatory agencies having jurisdiction and of any exchanges upon which shares of the Company may be listed shall have been fully complied with.

     15. Effective Date of the Plan. This Plan shall be effective upon approval thereof by the Board of Directors.

     16. Termination. Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on October 1, 2000, and no options shall be granted under it thereafter, but such termination shall not affect any option theretofore granted.